Nanophase Technologies Corporation S-1/A

Exhibit 4.11

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS (THE “PROSPECTUS”) WHICH FORMS A PART OF THE REGISTRATION STATEMENT ORIGINALLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 2023, AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, THE SUBSCRIPTION AGENT.

NANOPHASE TECHNOLOGIES CORPORATION

Incorporated under the laws of the State of Delaware

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock, Par Value $0.01 Per Share, of Nanophase Technologies Corporation

Subscription Price: $0.40 per full Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 19, 2024 UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. The Rights entitle the holder thereof to subscribe for and purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of Nanophase Technologies Corporation, a Delaware corporation (the “Company”), at a subscription price of $0.40 per full share, pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus. Each Right includes a basic subscription privilege and an over-subscription privilege. Under the basic subscription privilege, for each share of common stock owned as of the record date of the Rights Offering, the holder hereof is entitled to purchase 0.1 shares of Common Stock at the subscription price of $0.40 per full share.

The over-subscription privilege of each Right entitles a Rights holder, if such holder fully exercised its basic subscription privilege, to request to purchase any additional shares of Common Stock that remain unsubscribed at the expiration of the Rights Offering, subject to the availability and pro rata allocation of shares among persons exercising this over-subscription privilege, and limited to 1.6 times the number of shares purchased by that Rights holder under the basic subscription privilege, as described in the Prospectus.

The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the instructions contained herein.

Witness the seal of Nanophase Technologies Corporation and the signatures of its duly authorized officers.

Dated:

	President and Chief Executive Officer	Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

By hand delivery or overnight courier, excluding U.S. Postal Service:

Broadridge Corporate Issuer Solutions, LLC

Attn: BCIS IWS

51 Mercedes Way

Edgewood, NY 11717

By mail:

Broadridge Corporate Issuer Solutions, LLC

Attn: BCIS Re-Organization Dept.

P.O. Box 1317
Brentwood, NY 11717-0718

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares of Common Stock pursuant to your basic subscription privilege, please complete lines (a) and (c) and sign under Form 3. To subscribe for shares pursuant to your over-subscription privilege, please also complete line (b) and sign under Form 3. If you do not indicate the number of Rights being exercised, or if you do not forward the full subscription payment for the number of Rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of Rights that may be exercised with the aggregate subscription payment you delivered to the Subscription Agent. Fractional shares of our Common Stock resulting from the exercise of the basic subscription privileges and the over-subscription privileges will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I apply for shares x $0.40 = $

(no. of new shares) (subscription price) (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:

If you have exercised your basic subscription privilege in full and wish to subscribe for additional shares, in an amount up to 1.6 times the number of shares purchased under the basic subscription privilege:

I apply for shares x $0.40 = $

(no. of new shares) (subscription price) (amount enclosed)

(c) PAYMENT:

Total Amount of Payment Enclosed = $

Method of Payment:

All payments must be made in U.S. dollars by cashier’s or certified check drawn upon a U.S. bank payable to “Broadridge Corporate Issuer Solutions, LLC, as Subscription Agent for Nanophase Technologies Corporation”. The Subscription Agent will not accept payment by any other means.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your Rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the rights offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

This form must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith

Signature(s):

Signature(s):

Date:

Daytime Telephone Number:

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

THE RIGHTS OFFERING HAS BEEN REGISTERED OR QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM REGISTRATION OR QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

FOR INSTRUCTIONS ON THE USE OF SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE SUBSCRIPTION AGENT, AT 1-800-789-8409 (TOLL FREE). THE RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 19, 2024, UNLESS EXTENDED, AND THIS SUBSCRIPTION RIGHTS CERTIFICATE IS VOID THEREAFTER.